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                                                                     EXHIBIT 1.1


                              SUN MEDIA CORPORATION

                                 US$205,000,000

                          7-5/8% Senior Notes due 2013

                               Purchase Agreement

                                                             New York, New York
                                                               January 30, 2003


Salomon Smith Barney Inc.
RBC Dominion Securities Corporation
TD Securities (USA) Inc.
BMO Nesbitt Burns Corp.
Credit Suisse First Boston Corporation
Scotia Capital (USA) Inc.
CIBC World Markets Corp.

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Sun Media Corporation, a company continued under the laws of the Province of British Columbia (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto as initial purchasers (the "Initial Purchasers"), US$205,000,000 principal amount of its 7-5/8% Senior Notes due 2013 (the "Notes," and the Notes together with the Guarantees (as defined below), the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Subsidiary Guarantors (as defined below) and National City Bank, as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Initial Purchasers, pursuant to which the Company has agreed to register a new series of notes (the "Exchange Notes") and the Subsidiary Guarantors have agreed to register the related guarantees (the "Exchange Guarantees," and, together with the Exchange Notes, the "Exchange Securities") under the Act subject to the terms and conditions therein specified. Pursuant to the Registration Rights Agreement, the Exchange Securities will be offered in exchange for the Securities (the "Registered Exchange Offer"). The Notes will be unconditionally guaranteed (the "Guarantees") by each of the Company's direct and indirect Subsidiaries set forth on the signature page hereto (the "Subsidiary Guarantors"). The term Initial Purchasers as used herein shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain capitalized terms used herein are defined in Section 17 hereof.


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                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 17, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and wrappers thereof and including the Preliminary Canadian Offering Memorandum, dated January 17, 2003 and the Preliminary Offering Memorandum Supplement, dated January 27, 2003, the "Preliminary Memorandum"), and a final offering memorandum, dated as of the date hereof (as amended or supplemented at the Execution Time, including any and all exhibits thereto and wrappers thereof and including the Canadian Offering Memorandum, dated as of the date hereof, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and on the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Memorandum or Final Memorandum based upon written information furnished to the Company by or on behalf of any Initial Purchaser through Salomon Smith Barney specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

                  (b) The Company has been duly constituted and is an existing company in good standing under the laws of the Province of British Columbia, with power and authority (corporate and other) to own or lease, as the case may be, and operate its properties and conduct its business as described in the Final Memorandum; and the Company is duly qualified or registered to carry on business as a foreign or extra-provincial corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing (i) would not reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Indenture, the Securities or the Registration Rights Agreement or (ii) would not individually or in the aggregate, have a material adverse


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            effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect") whether or not arising from transactions in the ordinary course of business. The Company has a capitalization as set forth in the Final Memorandum under the caption headed "Capitalization," and all of the issued and outstanding shares in the capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

                  (c) The Subsidiaries of the Company listed on Exhibit B hereto (the "Material Subsidiaries") include all of the Subsidiaries material to the assets and operations of the Company.

                  (d) Each Material Subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction in which it is incorporated, organized or chartered, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Memorandum; and each Material Subsidiary of the Company is duly qualified or registered to do business as a foreign or extra-provincial corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding shares in the capital of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear from all liens, encumbrances, defects, equities or claims, except as set forth under the caption "Description of Certain Indebtedness" in the Final Memorandum.

                  (e) Each of the Indenture and the Registration Rights Agreement has been duly authorized by each of the Company and the Subsidiary Guarantors; the Securities and Exchange Securities have been duly authorized by each of the Company and the Subsidiary Guarantors; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (and, when the Company and the Subsidiary Guarantors have duly executed each global certificate representing the Exchange Securities and such Exchange Securities have been authenticated, in accordance with the provisions of the Indenture and delivered to the holders of Notes in exchange therefor as contemplated by the Registration Rights Agreement), and the Indenture and the Registration Rights Agreement will have been duly executed and delivered, such Securities and Exchange Securities will have been duly executed, authenticated, issued and delivered and will conform to the descriptions thereof contained in the Final Memorandum, and the Indenture, the Registration Rights Agreement and such Securities and Exchange Securities will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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                  (f)  Except as disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment.

                  (g) Each of the Company and the Subsidiary Guarantors has all requisite power and authority (corporate and otherwise) and has taken all requisite action (corporate and otherwise) necessary to enter into and perform this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement in connection with the issuance and sale of the Securities and Exchange Securities by the Company except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and except such as may be required under the securities or Blue Sky laws of the various states and except for the filing of notices of private placement and the payment of filing fees required by the securities legislation of certain provinces in Canada, to the extent any Securities are sold by private placement therein.

                  (h) Except as disclosed in the Final Memorandum, under current laws and regulations of Canada and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof who are non-residents of Canada for the purposes of the Income Tax Act (Canada) (other than holders who (i) use or hold, or are deemed to use or hold, the Securities in the course of carrying on a business in Canada, (ii) are persons who carry on an insurance business in Canada and elsewhere, or (iii) who do not deal at arm's length with the Company) will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision thereof or by any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

                  (i) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its respective constituting documents or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, except, in the case of clause (ii) above, to the extent such violation or default would not have a Material Adverse Effect.

                  (j) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, and the issuance and sale of the


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            Securities and Exchange Securities and compliance with the terms and provisions hereof and thereof will not, (i) conflict with, or constitute a breach of, any of the terms or provisions of, or a default under, the constituting documents or by-laws, of the Company or any Subsidiary Guarantor, (ii) conflict with, or constitute a breach of, any of the terms or provisions of, or a default under, any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors or their respective property is bound,
            (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Subsidiary Guarantors or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a lien under, any agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors or their respective property is bound, or (v) result in the termination, suspension or revocation of any permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of the Company or any of the Subsidiary Guarantors or result in any other impairment of the rights of the holder of any such Authorization except, in the case of each of clauses (ii) through (v) above, for such violations that would not have a Material Adverse Effect.

                  (k) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

                  (l) Each of the Company and each of its Material Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Except as disclosed in the Final Memorandum, including with respect to the Existing Credit Facility (as defined in Section 6(j) hereof), the Company and its Material Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Final Memorandum, the Company and its Material Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

                  (m) The Company and its Material Subsidiaries possess adequate certificates, authorities or permits of, and have made all filings with and notice to, all appropriate governmental agencies or bodies necessary to conduct the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

                  (n) Except as disclosed in the Final Memorandum, there is no filing, license, consent, permission, approval, authorization or order of any court or governmental agency or body in Canada which is required to be obtained by the


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            Company or any of its Subsidiaries in order for the Company or any of its Subsidiaries to carry on their current or contemplated businesses and operations as described in the Final Memorandum, other than as would not have a Material Adverse Effect.

                  (o) Except as disclosed in the Final Memorandum, no labor dispute with the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

                  (p) Except as disclosed in the Final Memorandum, the Company and its Material Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Material Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (q) The Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Material Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                  (r) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
            (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
            (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Under current laws and regulations of Canada and any political subdivisions thereof, no withholding tax imposed under the federal laws of Canada or any political subdivision thereof will be payable in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to an Initial Purchaser that is not resident in Canada, but resident in the United States or if a partnership, all the members of which are not resident in Canada but resident in the United States, in each case, for purposes of the INCOME TAX ACT (Canada) and the CANADA-US INCOME TAX CONVENTION, 1980 (a "U.S. Purchaser") or any interest or deemed interest on the resale of


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            Securities by a U.S. Purchaser to U.S. residents, provided that such
            U.S. Purchaser deals at arm's-length with the Company and that any such discount, commission or fee is payable in respect of services rendered by such U.S. Purchaser outside of Canada, that are performed by such U.S. Purchaser in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

                  (t) All material tax returns required to be filed by the Company and each of its Material Subsidiaries in any jurisdiction have been filed, other than any filings not yet due or being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Material Subsidiaries have been paid, other than those not yet payable or being contested in good faith and for which adequate reserves have been provided.

                  (u) Expect as disclosed in the Final Memorandum, neither the Company nor any of its Material Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (v) Except as disclosed in the Final Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its Material Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Material Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (w) The consolidated financial statements, including the notes thereto, included in the Final Memorandum (including those included in Appendix I to the Final Memorandum) present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis. The selected financial data set forth under the captions "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the


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            information included therein. The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

                  (x) Note 18 to the consolidated financial statements of the Company contained in the Final Memorandum fairly represents the manner in which the financial position of the Company as of December 31, 2001 and 2000 and the results of operations for the years ended December 31, 2001, 2000 and 1999 would have been affected by the application of generally accepted accounting principles in the United States. Note 18 to the consolidated financial statements of the Company contained in Appendix I to the Final Memorandum fairly represents the manner in which the financial position of the Company as of December 31, 2002 and 2001 and the results of operations for the years ended December 31, 2002, 2001 and 2000 would have been affected by the application of generally accepted accounting principles in the United States.

                  (y) Except as disclosed in the Final Memorandum, since the date of the latest audited financial statements included in the Final Memorandum (including those included in Appendix I to the Final Memorandum), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company and its Material Subsidiaries taken as a whole, and, except as disclosed in, or contemplated by, the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (z) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (aa) No securities of the same class (within the meaning of
            Rule 144A(d)(3) under the Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (bb) The offer and sale of the Securities in the manner
            contemplated by this Agreement will be exempt from the registration requirements of the Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Securities under the Trust Indenture Act.

                  (cc) Neither the Company, nor any of its Affiliates, nor any
            person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Securities or any security of the same class or series as the Securities or


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            (ii) has offered or will offer or sell the Securities (A) in the
            United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any "directed selling efforts" within the meaning of Rule 902(c) of Regulation S. The Company, its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

                  (dd) Neither the Company, nor any person acting on its behalf, has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, such province (the "Canadian Securities Laws") or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province.

                  (ee) The accountants, KPMG LLP, that have certified the
            financial statements and supporting schedules included in the Final Memorandum, are independent public accountants with respect to the Company and its Subsidiaries, as required by the Act and the Exchange Act, and are independent with respect to the Company and its Subsidiaries within the meaning of the Code of Ethics of the Canadian Institute of Chartered Accountants. To the best knowledge of the Company, other than the consolidated financial statements of the Company as of and for the year ended December 31, 1999 with respect to the requirements of Rule 3-10 of Regulation S-X under the Exchange Act, the historical financial statements and pro forma financial information, together with related schedules and notes, set forth in the Final Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form F-4 under the Act.

                  (ff) No "nationally recognized statistical rating
            organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company or any securities of the Company.

                  (gg) Upon application of the net proceeds of the Offering as set forth under the heading "Use of Proceeds" in the Final Memorandum, either (i) the credit facility pursuant to the Amended and Restated Credit Agreement dated April 1, 2000, as amended on March 31, 2001 and June 20, 2001, between the Company, Royal Bank of



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            Canada, as administrative agent, Credit Suisse First Boston
            Corporation, as documentation agent, and the lenders thereto (the "Existing Credit Facility"), shall be fully repaid and all borrowings and obligations of the Company and its Subsidiaries thereunder shall be satisfied in full and discharged, or (i)(A) the Company will have irrevocably deposited with the administrative agent under the Existing Credit Facility thereunder funds in an amount sufficient to repay all borrowings and obligations under the Existing Credit Facility, (B) the lenders under such Existing Credit Facility shall have no claims with respect to outstanding borrowings against the Company other than with respect to the deposited funds,
            (C) all covenants thereunder shall cease to be in effect, (D) the lending commitments thereunder shall be terminated, and (E) within five Business Days of the Closing Date, the Existing Credit Facility shall be fully repaid and all borrowings and obligations of the Company and its Subsidiaries thereunder shall be satisfied in full and discharged.

                  (hh) The credit facility to be entered into by and among Bank of America, N.A., Banc of America Securities LLC, Credit Suisse First Boston Corporation as lead arrangers, Bank of America, N.A., as administrative agent, the lenders thereunder, and the Company (the "New Credit Facility") has been duly authorized by the Company and when duly executed and delivered by the Company, the terms of the indebtedness thereunder will conform to the description thereof contained in the Final Memorandum and the New Credit Facility will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) Each of the relationships and transactions specified in
            Item 7.B of Form 20-F that would have been required to be described in a prospectus if the Securities had been registered under the Act has been so described in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (jj) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company or the Subsidiary Guarantors or the issuance or sale by the Company of the Securities or the Exchange Securities.

                  (kk) No Subsidiary of the Company, other than Le Courrier du
            Sud (1998) Inc., is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's Capital Stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

                  (ll) None of the Company, the Subsidiary Guarantors or any of
            its or their Affiliates, nor any person acting on its or their behalf has, directly or indirectly, taken any action designed to cause or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (mm) Each of the Company and the Subsidiary Guarantors is not
            and, after giving effect to the transactions contemplated by this Agreement, including the issuance of the Securities and the application of the proceeds thereof as set forth in the Final Memorandum, will not be insolvent, as such term is defined by, and in accordance with the applicable test therefor pursuant to, the laws under which the Company or such Subsidiary Guarantor, as applicable, exists.

                  Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                  2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Subsidiary Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Subsidiary Guarantors, at a purchase price of 96.286% of the principal amount thereof, plus accrued interest, if any, from February 7, 2003 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other place as the Company and Salomon Smith Barney shall agree, at 10:00 A.M., New York City time, on February 7, 2003, or at such time on such date (not later than February 14, 2003) as Salomon Smith Barney shall designate, which date and time may be postponed by agreement between Salomon Smith Barney and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to Salomon Smith Barney for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through Salomon Smith Barney of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. The Securities shall be delivered in such names, forms and amounts as Salomon Smith Barney shall specify and delivery shall be made through the facilities of The Depository Trust Company unless Salomon Smith Barney shall otherwise instruct.

                  4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Subsidiary Guarantors that:

                       (a) It has not offered or sold, and will not offer or sell, any Securities except to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Act; or in accordance with the restrictions set forth in Exhibit A hereto.

                       (b) Neither it, its Affiliates nor any person acting on its or their behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

                       (c) It is an "accredited investor" within the meaning of Regulation D under the Act.

                  5. AGREEMENTS. The Company and the Subsidiary Guarantors agree with each Initial Purchaser that:

                       (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

                       (b) The Company will not amend or supplement the Final Memorandum, without the prior written consent of the Initial Purchasers.

                       (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by Salomon Smith Barney), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify Salomon Smith Barney of any such event;
               (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

                       (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States or Canada as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to qualify a prospectus under the federal laws of Canada or any political subdivision thereof, or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to taxation in any jurisdiction where it is not now so subject. The Company will promptly advise Salomon Smith Barney of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                       (e) None of the Company, the Subsidiary Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf will, prior to completion of the Registered Exchange Offer, resell any Securities that have been acquired by any of them.

                       (f) None of the Company, the Subsidiary Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would cause the exemption afforded by Section 4(2) of the Act or the safe harbor of Regulation S under the Act to cease to be applicable to the offer and sale of the Securities contemplated under this Agreement.

                       (g) On or prior to the Closing Date, none of the Company, the Subsidiary Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                       (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to
               Section 13 or 15(d) of the Exchange Act and it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder of the Securities) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act in order to permit compliance with Rule 144A under the Act in connection with resales by such holder of such restricted securities. Such information will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders of the Securities, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                       (i) None of the Company, the Subsidiary Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

                       (j) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

                       (k) None of the Company, the Subsidiary Guarantors or any of its or their Affiliates will, for a period of 60 days following the Execution Time, without the prior written consent of Salomon Smith Barney, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

                       (l) None of the Company, the Subsidiary Guarantors or any of its or their Affiliates will take, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                       (m) The Company will apply the net proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" in the Final Memorandum.

                       (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;
               (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Exchange Securities;
               (vi) any registration or qualification of the Securities for offer and sale under applicable securities laws, including blue sky laws, in accordance with Section 5(d) hereof (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) Canadian trade report filing fees, (viii) admitting the Notes and Exchange Notes for trading in the Portal Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder; PROVIDED that the Company will not be obligated to pay the expenses of the Initial Purchasers except as provided in Section 7 hereof.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors contained herein at the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of its or their obligations hereunder and to the following additional conditions:

                       (a) The Company shall have requested and caused Arnold & Porter, U.S. counsel for the Company and the Subsidiary Guarantors, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect that

                             (i) Each of Toronto Sun International, Inc., Florida Sun Publications, Inc. and TS Printing Inc. (the "Delaware Guarantors") has been duly incorporated and is an existing corporation, in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; and each Delaware Guarantor (other than Toronto Sun International, Inc.) is duly qualified to do business as a foreign corporation, in good standing in Florida; all of the issued shares of the capital stock of each of the Delaware Guarantors have been duly authorized and, assuming full payment of the consideration thereof where the minutes of Board meetings for such issuances do not indicate that payment has been received and assuming in all other cases the accuracy and completeness of all minutes of Board meetings, validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company;

                             (ii)  The Indenture, the Registration Rights
                    Agreement and the Guarantees to be issued by the Delaware Guarantors have been duly authorized, executed and delivered by each of the Delaware Guarantors; and conform to the description thereof contained in the Final Memorandum;

                             (iii) Assuming the due authorization, execution and
                    delivery of the Indenture, the Registration Rights Agreement and the Securities by each of the Company and the Subsidiary Guarantors other than the Delaware Guarantors (the "Canadian Guarantors"), the Indenture, the Registration Rights Agreement and the Securities constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles, regardless of whether enforcement is sought in equity or at law) and conform to the description thereof contained in the Final Memorandum; when the Company and the Subsidiary Guarantors have duly executed each global certificate representing the Exchange Securities and such Exchange Securities have been authenticated, in accordance with the provisions of the Indenture and delivered to the holders of Notes in exchange therefor as contemplated by the Registration Rights Agreements, and assuming that the Canadian Guarantors have duly and validly authorized the Exchange Guarantees, such Exchange Securities will constitute legal, valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors entitled to the benefits of the Indenture (subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles, regardless of whether enforcement is sought in equity or at law);

                             (iv) The Guarantees to be issued by the Delaware Guarantors have been duly authorized, authenticated, issued and delivered; the form of global certificate representing the Guarantees has been duly approved and adopted by each of the Delaware Guarantors and complies with applicable laws; the issuance of the Exchange Guarantees to be issued by the Delaware Guarantors has been duly and validly authorized by the Delaware Guarantors;

                             (v) Assuming due authorization by each of the Company and the Canadian Guarantors, this Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors, to the extent that execution and delivery are governed by the law of the State of New York;

                             (vi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act;

                             (vii) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) is required under any Applicable Law for the issuance, authentication or sale of the Securities or the performance by the Company and the Subsidiary Guarantors of its or their obligations under this Agreement, the Registration Rights Agreement and the Indenture, except as may be required in connection with the registration of the Securities under the Registration Rights Agreement. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States. For purposes of this opinion, the term "Applicable Law" means those laws, rules and regulations of the United States of America and the State of New York, in each case which are normally applicable to the transactions of the type contemplated by this Agreement;

                             (viii) The execution, delivery and performance of
                    the Indenture, this Agreement and the Registration Rights Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any federal statute of Applicable Law;

                             (ix) It is not necessary in connection with (i) the offer, sale and delivery of the Securities by the Company and the Subsidiary Guarantors to the several Initial Purchasers pursuant to this Agreement or (ii) the resales of the Securities by the several Initial Purchasers in the manner contemplated by this

                    Agreement, to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

                             (x) The statements in the Final Memorandum under the caption "Tax Considerations - U.S. Federal Income Tax Considerations," to the extent they constitute matters of U.S. law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects and fairly summarize the matters set forth therein;

                             (xi) The statements in the Final Memorandum under the captions "Description of the Notes" and "Plan of Distribution" in the Final Memorandum, insofar as such statements constitute a summary of the documents referred to therein, fairly summarize in all material respects such documents;

                             (xii) Assuming the due authorization, execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement by each party thereto (other than the Delaware Guarantors), each of the Company and the Subsidiary Guarantors have validly and irrevocably submitted to the jurisdiction of any United States federal or state court located in the State of New York, County of New York, have expressly accepted the non-exclusive jurisdiction of any such court and have validly and irrevocably appointed CT Corporation System as their authorized agent in any suit or proceeding against them instituted by the Initial Purchasers based on or arising under the Indenture, this Agreement or the Registration Rights Agreement; and

                             (xiii) Such counsel has no reason to believe that
                    the Final Memorandum, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Final Memorandum.

                    In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Subsidiary Guarantors and public officials. References to the Final Memorandum in this paragraph (a) include any amendment or supplement thereto at the Closing Date.

                       (b) The Company shall have requested and caused Ogilvy Renault, Canadian counsel for the Company and the Subsidiary Guarantors, to furnish to the Initial Purchasers its opinion (containing customary assumptions, qualifications, limitations and exceptions acceptable to the Initial Purchasers), dated the Closing Date and addressed to the Initial Purchasers, and covering, in substance, the following matters:

                             (i) The Company has been duly incorporated and is an existing company in good standing under the laws of British Columbia, with the corporate power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Final Memorandum; the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement; and the Company is duly qualified or registered to carry on business as a foreign or extra-provincial corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that such failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued shares of the capital stock of the Company have been duly authorized and, assuming full payment of the consideration thereof where the minutes of Board meetings for such issuances do not indicate that payment has been received and assuming in all other cases the accuracy and completeness of all minutes of Board meetings, validly issued and are fully paid and nonassessable; all of the issued shares of the capital stock of the Company are owned indirectly by Quebecor Media Inc.;

                             (ii) Each of the Canadian Guarantors has been duly incorporated or formed and is an existing corporation, partnership or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with the corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; each Canadian Guarantor has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement; and each Canadian Guarantor is duly qualified to do business as a foreign corporation, partnership, or limited partnership, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that such failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued shares of the capital stock of each of the Canadian Guarantors have been duly authorized and, assuming full payment of the consideration thereof where the minutes of Board meetings for such issuances do not indicate that payment has been received and assuming in all other cases the accuracy and completeness of all minutes of Board meetings, validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company;

                             (iii) The Indenture, the Registration Rights Agreement, the Notes and the Guarantees to be issued by the Canadian Guarantors have been duly authorized, executed and delivered by each of the Company and the Canadian Guarantors; and conform to the description thereof contained in the Final Memorandum;

                             (iv)   No consent, approval, authorization,
                    registration, exemption, recording, qualification, or order of, or filing with, any governmental agency or body or any court in Canada is required under the laws of the Province of British Columbia, Ontario or Quebec or the federal laws of Canada for the consummation of the transactions contemplated by this Agreement and the

                    Registration Rights Agreement in connection with the issuance or sale of the Securities by each of the Company and the Canadian Guarantors, or to preserve or protect the validity or enforceability of the Indenture or the Securities, except for filings, registrations and recordings which have been made and the filing of certain notices of private placement and the payment of filing fees required by the securities legislation of certain provinces in Canada to the extent Securities are sold by private placement therein;

                             (v) No filing, license, consent, permission, approval, authorization, or order of any court or governmental agency or body in Canada is required to be obtained by the Company or any of its Subsidiaries in order for the Company or any of its Subsidiaries to carry on their current or contemplated business and operations as described in the Final Memorandum, except to the extent that the failure does not have a Material Adverse Effect;

                             (vi)   Neither the execution, delivery and
                    performance by any of the Company or the Canadian Guarantors of their respective obligations under the Indenture, this Agreement and the Registration Rights Agreement, nor the issue and sale of the Securities or the Exchange Securities, will conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any federal statute of Canada or any statute of the Province of British Columbia, Ontario or Quebec, or any rule, regulation or order thereunder, or (B) any indenture, note, loan agreement, mortgage, deed of trust, security agreement or other written agreement or instrument creating, evidencing or securing indebtedness of the Company or any Canadian Guarantor, listed on Exhibit C to this Agreement and identified to us by an officer of the Company as material to the Company or any Canadian Guarantor (the "Material Agreements") except to the extent that such breach, violation or default would not have a Material Adverse Effect, or (C) the constituting documents or by-laws, of any of the Company or the Canadian Guarantors. Each of the Company and the Canadian Guarantors has full power and authority to authorize, issue and sell the Securities and the Exchange Securities as contemplated by this Agreement;

                             (vii) This Agreement has been duly authorized, executed and delivered by each of the Company and the Canadian Guarantors;

                             (viii) The Notes and the Guarantees to be issued by
                    the Canadian Guarantors have been duly authorized, authenticated, issued and delivered by the Company and the Canadian Guarantors, respectively; the form of global certificates representing the Securities has been duly approved and adopted by each of the Company and the Canadian Guarantors and complies with applicable laws; the issuance of the Exchange Notes and Exchange Guarantees to be issued by the Canadian Guarantors has been duly and validly authorized by the Company and the Canadian Guarantors, respectively;

                             (ix) The statements in the Final Memorandum under the captions "Canadian Federal Income Tax Considerations" to the extent they constitute matters of Canadian law, fairly and accurately describe the principal Canadian federal income tax consequences under the INCOME TAX ACT (Canada) to a purchaser described therein;

                             (x) Neither the Company nor any of the Canadian Guarantors is in violation of its constituting documents or by-laws and to the best of such counsel's knowledge after due enquiry, neither the Company nor any of the Canadian Guarantors is in default in the performance of any obligation, agreement, covenant or condition contained in any Material Agreement, except to the extent that such default in the performance of any obligation, agreement, covenant or condition in any Material Agreement does not have a Material Adverse Effect;

                             (xi) The statements in the Final Memorandum under the captions "Business--Regulation," "Description of Certain Indebtedness," "Risk Factors--U.S. investors in the notes may have difficulties enforcing certain civil liabilities," "Risk Factors--Canadian bankruptcy and insolvency laws may impair the trustee's ability to enforce remedies under the notes," "Risk Factors-Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the notes,' "Risk Factors--We are subject to extensive environmental regulation," "Management," "Our Shareholder" and "Certain Relationships and Related Transactions" in the Final Memorandum, insofar as such statements constitute a summary of the documents referred to therein, fairly summarize in all material respects such documents;

                             (xii) A judgment obtained in the State of New York or a state or federal court of the Borough of Manhattan in the City of New York (a "New York Court"), arising out of or in relation to the obligations of the Company or the Canadian Guarantors under this Agreement, the Indenture, the Securities or the Registration Rights Agreement for a sum certain would be recognized by a court of competent jurisdiction in the Province of Quebec (a "Quebec Court") and would be declared enforceable against the Company and the Canadian Guarantors in the Province of Quebec, unless
                    (a) the New York Court where the decision was rendered had no jurisdiction according to the laws of the Province of Quebec (however, submission by the Company and the Canadian Guarantors in this Agreement to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose), (b) the decision was subject to ordinary remedy or was not final or enforceable at the place where it was rendered, (c) the decision was rendered in contravention of fundamental principles of procedure, (d) a dispute between the same parties, based on the same facts and having the same object has given rise to a decision rendered in the Province of Quebec, whether it has acquired the authority of a final judgment or not, or is pending before a Quebec authority in first instance or has been decided in a third country and the decision meets the necessary conditions for recognition in the Province of Quebec, (e) the outcome of the decision of the New York Court is manifestly inconsistent with public order as understood in international relations, (f) the decision enforces obligations arising from the taxation or other public laws of a foreign country unless there is reciprocity, (g) such judgment was obtained contrary to an order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or by the Competition Tribunal under the COMPETITION ACT (Canada) in respect of certain judgments, decrees, orders or processes having effect on competition in Canada, or (h) the motion for recognition and declaration for enforcement of such judgment in the Province of Quebec has not been commenced within the applicable limitation period. A decision rendered by default by a New York Court may not be recognized or declared enforceable by a Quebec Court unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered. The authority may nonetheless refuse recognition or enforcement if the defaulting party proves that, owing to the circumstances, he was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer his defense;

                             (xiii) The laws of the Provinces of Ontario,
                    Alberta and British Columbia and the laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in such provinces on any final, conclusive and enforceable judgment IN PERSONAM of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Indenture, the Purchase Agreement, the Securities or the Registration Rights Agreement that is not impeachable as void or voidable under New York law for a sum certain if, in an action commenced in any of the Provinces of Ontario, Alberta and British Columbia (a) the court rendering such judgment had jurisdiction over the judgment debtor as recognized by a court of competent jurisdiction in the Provinces of Ontario, Alberta or British Columbia (and submission to the non-exclusive jurisdiction of the New York Court by the Company and the Canadian Guarantors pursuant to the Indenture, the Purchase Agreement and the Registration Rights Agreement will be sufficient for the purpose), (b) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Provinces of Ontario, Alberta or British Columbia and the laws of Canada applicable therein, as the case may be, (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws, (d) the action to enforce such judgment is commenced within the applicable limitation period, (e) such judgment was not obtained in a manner contrary to an order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or by the Competition Tribunal under the COMPETITION ACT (Canada) in respect of certain judgments, decrees, orders or processes having effect on competition in Canada, and (f) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by a court of competent jurisdiction in the Provinces of Ontario, Alberta or British Columbia or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the laws of the Provinces of Ontario, Alberta or British Columbia and the laws of Canada applicable therein;

                             (xiv) A court of competent jurisdiction in the Provinces of Quebec, Ontario, British Columbia or Alberta (the "Relevant Provinces") would uphold the choice of the laws of the State of New York as the proper law governing this Agreement, the Indenture, the Securities and the Registration Rights Agreement, provided that such choice of law is BONA FIDE (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that the application of such law is not contrary to public policy, as that term is understood under the laws of the Relevant Provinces and the laws of Canada applicable therein. Such counsel is not aware of any reason why a court of competent jurisdiction in the Relevant Provinces would find such choice of law not to be BONA FIDE or to be contrary to public policy, as that term is understood under the laws of the Relevant Provinces and the laws of Canada applicable therein;

                             (xv) Should enforcement of this Agreement, the Indenture, the Securities and the Registration Rights Agreement against the Company or any Canadian Guarantor be sought in the Province of Quebec in accordance with the laws of the State of New York, a Quebec Court would, subject to paragraph (xiv) above, recognize the choice of laws of the State of New York (other than for matters of procedure or laws in force in the Province of Quebec which are applicable by reason of their particular object, in respect of which the laws of the relevant province will then be applied), and, upon adducing appropriate evidence to establish such law, the laws of the State of New York would be applied by a Quebec Court, provided that a Quebec Court will retain discretion to decline to hear such action if, on application by a party, (a) another action between the same parties, based on the same facts and having the same object, is pending before a foreign authority, provided that the latter action can result in a decision which may be recognized in the relevant province, or if such a decision has already been rendered by a foreign authority, or (b) it considers that the authorities of another jurisdiction are in a better position to decide;

                             (xvi) In any proceedings undertaken in courts of competent jurisdiction of the Provinces of Ontario, British Columbia or Alberta to enforce and interpret this Agreement, the Indenture, the Securities or the Registration Rights Agreement, such courts will, to the extent pleaded and proved, apply the laws of New York chosen by the parties thereto to govern such agreements provided that, (a) such choice of law is BONA FIDE (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction), (b) the courts will apply the procedural laws of the Provinces of Ontario, British Columbia or Alberta and the laws of Canada applicable therein, as the case may be, (c) the courts may not enforce an obligation enforceable under New York law where performance of the obligation would be illegal by the laws of the place of performance, or which constitutes the direct or indirect enforcement of foreign revenue, expropriatory or penal laws, (d) a court may decline to hear an action if it determines, in its discretion, that it is not the appropriate forum to hear the action or if concurrent proceedings are being brought elsewhere, and (e) the application of the provisions of New York law sought to be applied is not contrary to public policy, as such term is understood under the laws of Provinces of Ontario, British Columbia or Alberta;

                             (xvii) Such counsel is not aware of any reasons, under the laws of the Relevant Provinces or the federal laws of Canada applicable therein or with respect to the application of the laws of the State of New York by a court of competent jurisdiction in the Relevant Provinces for avoiding enforcement of judgments of a New York Court with respect to this Agreement, the Indenture and the Securities on the basis of public policy or public order, as that term is understood in international relations and under the laws of the Relevant Provinces and the laws of Canada applicable therein;

                             (xviii) Pursuant to the CURRENCY ACT (Canada) and,
                    where applicable, the Civil Code of Quebec, a judgment rendered by a court in any province of Canada may only be awarded in Canadian currency;

                             (xix)   Each of the Company and the Canadian
                    Guarantors has the legal capacity to sue and be sued in its own name under the laws of the Relevant Provinces. Assuming the choice of law of the State of New York provided for in this Agreement is effective and enforceable under the laws of New York, each of the Company and the Canadian Guarantors has the necessary power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Court and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 14 hereof; each of the Company and the Canadian Guarantors has the necessary power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Court and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purposes described in the Indenture, the Securities and the Registration Rights Agreement under the laws of the Relevant Provinces; the irrevocable submission of the Company and the Canadian Guarantors to the non-exclusive jurisdiction of the New York Court in the Purchase Agreement will be recognized by the courts of the Relevant Provinces and such counsel knows of no reason why a court of competent jurisdiction in the Relevant Provinces would not give effect to such submission; the irrevocable submission of the Company and the Canadian Guarantors to the non-exclusive jurisdiction of the New York Court in the Indenture, the Securities and the Registration Rights Agreement will be recognized by the courts of the Relevant Provinces and such counsel knows of no reason why such courts would not give effect to such submission;

                             (xx) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their officers, directors or property of a character required to be disclosed in a registration statement on Form F-1 that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole; and

                             (xxi) Such counsel has no reason to believe that the Final Memorandum, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Final Memorandum of statutes, legal and governmental proceedings and contracts and other documents, insofar as such disclosure describes or summarizes matters of Canadian law or constitutes conclusions of Canadian law, are accurate and fairly summarize in all material respects the matters described therein; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Final Memorandum.

                    In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Subsidiary Guarantors and public officials. References to the Final Memorandum in this paragraph (b) include any amendment or supplement thereto at the Closing Date.

                       (c) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, U.S. counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                       (d) The Initial Purchasers shall have received from Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                       (e) The Company and each Subsidiary Guarantor shall have furnished to the Initial Purchasers a certificate of the Company and each Subsidiary Guarantor, signed by the President and Chief Executive Officer and the Vice President, Corporate Controller of the Company and by the principal executive officer and the principal financial or accounting officer of each Subsidiary Guarantor, dated the Closing Date, to the effect that the signers of each such certificate have carefully examined the Final

          Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Subsidiary Guarantors have complied with all the agreements and satisfied all the conditions on its or their part to be performed or satisfied hereunder at or prior to the Closing Date.

                       (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the 9-month period ended September 30, 2002 and as at September 30, 2002, in accordance with the Statement on Auditing Standards No. 71, and stating in effect that:

                             (i)   in their opinion the audited financial
                    statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder;

                             (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the 9-month period ended September 30, 2002, and as at September 30, 2002, as indicated in their report included or incorporated in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholder and directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention that caused them to believe that:

                                   (1)  any unaudited financial statements
                              included or incorporated by reference in the Final Memorandum do not comply as to form in all material respects with applicable accounting requirements and with the related rules and regulations of the Commission with respect to financial statements included or incorporated by reference in current reports on Form 6-K under the Exchange Act; and said unaudited financial statements are not in conformity with Canadian generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Final Memorandum; or

                                   (2) with respect to the period subsequent to December 31, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock or long-term debt of the Company and its Subsidiaries or decreases in the shareholder's equity of the Company or in net assets or working capital of the Company and its consolidated Subsidiaries as compared with the amounts shown on the September 30, 2002 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from January 1, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net sales, operating income or net earnings of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

                                   (3)  the financial information included in
                              the Final Memorandum under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data," "Management-Compensation of Directors and Executive Officers" and the information provided in accordance with Item 503(d) of Regulation S-K (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K or Form 20-F, as the case may be; or

                                (iii)  they have performed certain other
                    specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Management," agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                    References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

                       (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f)(ii)(2) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of Salomon Smith Barney, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                       (h) The Notes shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Notes shall be eligible for clearance and settlement through The Depository Trust Company.

                       (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities (including the Securities) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                       (j)   Concurrently with the closing of the offering,
          (i) the Company shall have consummated the New Credit Facility, and
          (ii) either (A) the Existing Credit Facility shall be fully repaid and all obligations of the Company and its Subsidiaries thereunder shall be satisfied in full and discharged, or (B)(1) the Company will have irrevocably deposited with the administrative agent under the Existing Credit Facility thereunder funds in an amount sufficient to repay all borrowings and obligations under the Existing Credit Facility, (2) the lenders under such Existing Credit Facility shall have no claims with respect to outstanding borrowings against the Company other than with respect to the deposited funds, (3) all covenants thereunder shall cease to be in effect, (4) the lending commitments thereunder shall be terminated, and (5) within five Business Days of the Closing Date, the Existing Credit Facility shall be fully repaid and all borrowings and obligations of the Company and its Subsidiaries thereunder shall be satisfied in full and discharged, and (iii) in the case of either (A) or (B), the Company shall have delivered to the Initial Purchasers written evidence to such effect from the administrative agent under the Existing Credit Facility.

                       (k) On or before the Closing Date, the Company shall have (i) irrevocably directed Salomon Smith Barney to deposit with the trustee under the indentures (the "Existing Indentures") with respect to the Company's two series of 9-1/2% Senior Subordinated Notes due 2007 (the "Existing Notes") of such portion of the proceeds from the sale of the Securities hereunder as is necessary to redeem such Existing Notes on the earliest date following the Closing Date as is permitted by the Existing Indentures, (ii) mailed, or cause to be mailed, a notice of redemption required under the Existing Indentures to effect the redemption of the Existing Notes pursuant to clause (i) above and (iii) furnished the opinions of counsel, officers' certificates and other documents necessary to effect a Covenant Defeasance (as such term is defined in the Existing Indentures) with respect to the Existing Notes in accordance with the applicable provisions of the Existing Indentures, such Covenant Defeasance to be effective upon such irrevocable deposit.

                       (l) On or before the Closing Date, (i) Communications Gratte-Ciel Ltee shall have been voluntarily liquidated and wound up into its parent company in accordance with the provisions of the Companies Act (Quebec), and (ii) Classified-Extra Limited Partnership shall have been dissolved by its partners in accordance with the provisions of the Civil Code (Quebec) , and, in the case of each of
          (i) and (ii) the Company shall have delivered a certificate or notice of the Company to such effect.

                       (m) The Company and each Subsidiary Guarantor shall have furnished to the Initial Purchasers a certificate of the Company and each Subsidiary Guarantor, signed by the Vice President, Corporate Controller of the Company and the principal financial officer of each Subsidiary Guarantor to the effect that each of the Company and each Subsidiary Guarantor is not, and after giving effect to the transactions contemplated by this Agreement, including the issuance of the Securities and the application of the proceeds thereof as set forth in the Final Memorandum, will not be insolvent, as such term is defined by, and in accordance with the applicable test therefor pursuant to, the laws under which the Company or such Subsidiary Guarantor, as applicable, exists.

                       (n) On or before the Closing Date, Quebecor Media and the Company shall have entered into the Subordination Agreement in the form attached as Exhibit E to the Indenture.

                       (o) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.   INDEMNIFICATION AND CONTRIBUTION.

                       (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company or any Subsidiary Guarantor to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through Salomon Smith Barney specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have.

                       (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors each of its or their directors, each of its or their officers, and each person who controls the Company or any Subsidiary Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Subsidiary Guarantors by or on behalf of such Initial Purchaser through Salomon Smith Barney specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto) and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim damage, liability or action. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Subsidiary Guarantors acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, and, under the heading "Plan of Distribution," paragraphs 6, 8 and 12 in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                       (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or
          (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                       (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Subsidiary Guarantors and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company or any Subsidiary Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Subsidiary Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or a Subsidiary Guarantor on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
          Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Subsidiary Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company and any Subsidiary Guarantor shall have the same rights to contribution as the Company and the Subsidiary Guarantors, subject in each case to the applicable terms and conditions of this paragraph
          (d).

                  9. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company or the Subsidiary Guarantors. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Salomon Smith Barney shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Subsidiary Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of Salomon Smith Barney, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges; (ii) a banking moratorium shall have been declared either by Canadian, United States or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by Canada or the United States of a national emergency or war or other calamity or a crisis the effect of which on the financial markets is such as to make it, in the judgment of Salomon Smith Barney, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Subsidiary Guarantors or its or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Subsidiary Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Salomon Smith Barney, General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, or, if sent to the Company or any Subsidiary Guarantor, will be mailed, delivered or telefaxed to (a) Sun Media Corporation, Vice President, Corporate Controller (fax no.: (416) 947-3119) and confirmed to it at 333 King Street East, Toronto, Ontario M5A 3X5, Canada, attention of the Vice President, Corporate Controller and (b) Quebecor Media Inc., Vice President and Treasurer (fax no.: (514) 380-1983) and confirmed to it at 300 Viger Avenue East, Montreal, Quebec H2X 3W4, Canada, attention of Vice President and Treasurer.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  The Company and each Subsidiary Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Subsidiary Guarantor irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or any Subsidiary Guarantor, by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company or such Subsidiary Guarantor in any such suit or proceeding. The Company and the Subsidiary Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

                  The obligation of the Company and the Subsidiary Guarantors in respect of any sum due to any Initial Purchaser, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company and the Subsidiary Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company and the Subsidiary Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

                  15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Person" shall mean any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Salomon Smith Barney" shall mean Salomon Smith Barney Inc.

                  "Subsidiary" shall mean in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization or other business entity of which a majority of the total voting power of all classes of Capital Stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c) one or more Subsidiaries of such Person.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Initial Purchasers.

                                        Very truly yours,



                                        SUN MEDIA CORPORATION

                                        By: /s/ Claudine Tremblay
                                           ------------------------------------
                                           Name:  Claudine Tremblay
                                           Title: Secretary



                                        BOWES PUBLISHERS LIMITED

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        SUN MEDIA (TORONTO) CORPORATION

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        SMC NOMINEECO INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        TORONTO SUN INTERNATIONAL, INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary

                                        TS PRINTING, INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        FLORIDA SUN PUBLICATIONS, INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        3351611 CANADA INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary



                                        3661458 CANADA INC.

                                        By: /s/ Claudine Tremblay
                                            -----------------------------------
                                            Name:  Claudine Tremblay
                                            Title: Assistant Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
RBC DOMINION SECURITIES CORPORATION
TD SECURITIES (USA) INC.
BMO NESBITT BURNS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
SCOTIA CAPITAL (USA) INC.
CIBC WORLD MARKETS CORP.

By:  SALOMON SMITH BARNEY INC.


By: /s/ Philip Lucchese
    --------------------------
     Name: Philip Lucchese
     Title: Vice President

For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I




                                                                                         Principal Amount of
INITIAL PURCHASERS                                                                    SECURITIES TO BE PURCHASED
------------------                                                                    --------------------------
Salomon Smith Barney Inc...............................................                          US$82,000,000
RBC Dominion Securities Corporation....................................                             30,750,000
TD Securities (USA) Inc................................................                             23,062,500
BMO Nesbitt Burns Corp.................................................                             23,062,500
Credit Suisse First Boston Corporation.................................                             15,375,000
Scotia Capital (USA) Inc...............................................                             15,375,000
CIBC World Markets Corp................................................                             15,375,000
                                                                                      --------------------------

         Total.........................................................                        US$ 205,000,000

                                                                       Exhibit A



                       SELLING RESTRICTIONS FOR OFFERS AND
                         SALES OUTSIDE THE UNITED STATES

                  (1)(a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of its distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 7, 2003, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S under the Act."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the expiry of the period of six months from the closing of the offering of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets

Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA would not apply to the Company.

                  (3) Each of the Initial Purchasers severally represents and warrants and agrees that it will not offer or sell the Securities in any province or territory of Canada except as contemplated by the Canadian Offering Memorandum of even date herewith.

                                                                       Exhibit B



                              MATERIAL SUBSIDIARIES


SUBSIDIARY NAME                        JURISDICTION OF INCORPORATION
---------------                        -----------------------------

Bowes Publishers Limited               Canada
Sun Media (Toronto) Corporation        Ontario

                                                                       Exhibit C


                               MATERIAL AGREEMENTS


1. Management Services Agreement dated January 17, 2003 between the Company and Quebecor Media.

2. Indenture relating to $150,000,000 9 1/2% Senior Subordinated Notes due 2007, dated as of February 19, 1997, between the Company and United States Trust Company of New York, together with the First Supplemental Indenture, dated as of December 15, 1997, the Second Supplemental Indenture, dated as of December 31, 1998, and the Third Supplemental Indenture, dated as of February 28, 1999 (the "First Indenture").

3. Indenture relating to $90,000,000 9 1/2% Senior Subordinated Notes due 2007, dated as of May 20, 1997, between the Company and United States Trust Company of New York, together with the First Supplemental Indenture, dated as of December 15, 1997, the Second Supplemental Indenture, dated as of December 31, 1998, and the Third Supplemental Indenture, dated as of February 28, 1999 (the "Second Indenture").

4. Guarantee dated December 31, 1998 executed by Sun Media (Toronto) Corporation with respect to the First Indenture.

5. Guarantee dated December 31, 1998 executed by Sun Media (Toronto) Corporation with respect to the Second Indenture.

6. Guarantee dated December 31, 1998 executed by SMC Nomineeco Inc. with respect to the First Indenture.

7. Guarantee dated December 31, 1998 executed by SMC Nomineeco Inc. with respect to the Second Indenture.

8. Amended and Restated Credit Agreement dated as of April 1, 2000, as amended, between the Company, as borrower, certain financial institutions, Royal Bank of Canada, as Administrative Agent and Credit Suisse First Boston Canada, as Documentation Agent.

9. Newsprint Purchase Contract dated January 1, 2000 between the Company and Imprimeries Quebecor Inc., as purchasers, and Les Produits Forestiers Donahue Inc., as vendor.

10. $1,600,000,000 12.15% convertible obligation dated July 9, 2001 between the Company and Quebecor Media which is due on July 14, 2007.

11. $500,000,000 12.25% convertible obligation dated July 9, 2001 between Bowes Publishers Limited and the Company which is due on July 14, 2007.

12. $350,000,000 12.15% convertible obligation dated November 28, 2002 between the Company and Quebecor Media which is due on November 28, 2008.

13. $350,000,000 12.25% convertible obligation dated November 28, 2002 between Sun Media (Toronto) Corporation and the Company which is due on November 28, 2008.

14. Sales and Service Agreement dated October 10, 2002 between Le Journal de Montreal and Printing Press Services International Ltd.

15. Partnership Agreement for Dynamic Press Group dated August 5, 1996 between The News Group, a division of Jim Pattison International Ltd., and Groupe de Presse Quebecor Inc.

16. Partnership Agreement for CP24 dated March 1, 2000 between CHUM Limited, 1401735 Ontario Inc. and 3661458 Canada Inc.

17. Shareholders' Agreement for Le Courier du Sud (1998) Inc. dated June 30, 1998 between La Compagnie D'Impriemiere et de Publication de la Rive-Sud Limited, Les Placements Jean-Paul Auclair Inc., Jean-Paul Auclair, Communications Quebecor Inc. and Le Courier du Sud (1998) Inc.

18. Lease Agreement dated June 1, 2002 between HMR Properties Inc., as lessor, and the Company, as lessee, for the premises located at 4990-92 Avenue, Edmonton, Alberta.

19. Lease Extension Agreement dated October 1, 1996 between Camden Partners 1 Inc., as sub-landlord, and The Toronto Sun Publishing Corporation, as sub-tenant, for 1380 Hunt Club Road, Ottawa, Ontario.



                                      C-2